EXECUTION VERSION February 8, 2023 Robert Madore At the Address on file with the Company Dear Bob, This letter agreement (this “Letter Agreement”), effective as of the date hereof (the “Effective Date”), sets forth the terms and conditions of our agreement regarding your separation from employment with Cronos USA Client Services LLC, a limited liability company incorporated in the State of Delaware (the “Company”) and wholly owned subsidiary of Cronos Group Inc., a corporation organized under the laws of the Province of British Columbia (“Cronos Group”). Unless context otherwise requires, capitalized terms used in this Letter Agreement that are not defined herein have the meanings set forth in the Employment Agreement between you, the Company and solely for the purposes specified therein, Cronos Group, dated as of August 6, 2021 (the “Employment Agreement”). 1. Separation (a) Your employment with the Company ended on November 14, 2022 (the “Separation Date”). (b) The Company has: (i) paid your Base Salary for the period up to the Separation Date; (ii) provided you with a payment equal to thirty (30) days of your Base Salary in lieu of notice of separation; (iii) paid any accrued but unpaid vacation pay owing for the period up to the Separation Date; and (iv) reimbursed your documented expenses properly incurred prior to the Separation Date in accordance with the Company’s expense reimbursement policy. Except as set forth in Section 2(a)(ii) of this Letter Agreement, your participation in the Company’s benefit plans ended on the Separation Date. 2. Separation Benefits. Contingent on your execution and non-revocation of the Release and Waiver of Claims attached hereto as Exhibit A (the “Release”) in accordance with the timing set forth therein, and subject to: (i) Section 3 of this Letter Agreement, and (ii) your compliance with the terms and conditions of this Letter Agreement and the post-employment obligations set forth in Article 7 of the Employment Agreement, including without limitation, as relates to non-competition, non-solicitation, confidentiality, intellectual property, and return of property, in consideration of amounts in excess of the minimum entitlements under applicable law: (a) the Company shall, in full satisfaction of its obligations to you, i. pay you US $450,000, which represents one (1) year of your annual base salary, payable by way of lump sum payment within twenty-one (21) days after the Effective Date; and

2 ii. pay you US $18,356.61, which is equal to one (1) year of the employer portion of your benefits premiums, grossed up, in lieu of continuing your group insured benefits following the termination of your employment, within twenty-one (21) days after the Effective Date; and iii. continue your eligibility to receive an annual cash award in respect of the 2022 fiscal year (the “Bonus”), comprised of an individual performance component and business performance component, and determine the amount of the Bonus based on the criteria set forth in the Cronos Group Discretionary Short-Term Incentive Compensation Program (the “STIC Program”). The individual performance component of the Bonus shall be US $123,750. The business performance component of the Bonus shall be equal to: US $562,500, multiplied by 60% (i.e., 0.6), multiplied by the business performance rating percentage, and thereafter multiplied by a fraction where the numerator is eleven (11) and the denominator is twelve (12). The business performance rating percentage shall be determined by the Company in its sole discretion, and the same business performance rating percentage shall be used to calculate the business performance component of any cash awards awarded under the STIC Program to other Cronos Group executive officers in respect of the 2022 fiscal year. The Bonus shall be paid on the same date on which awards under STIC Program are provided to other Cronos Group executive officers in respect of the 2022 fiscal year. For the avoidance of doubt, you will not be eligible to receive an annual cash award under the STIC Program in respect of the 2023 fiscal year. (b) Cronos Group shall, in full satisfaction of its obligations to you, accelerate the vesting of: i. 450,000 non-qualified stock options pursuant to Section 5(b)(ii) of your Option Award Agreement entered into on August 9, 2021 (the “Option Award Agreement”). Any vested options must be exercised in accordance with the terms and conditions of the applicable equity award plan and the Option Award Agreement by June 14, 2023; and ii. 37,500 Restricted Share Units pursuant to Section 3(b)(ii) of your Restricted Share Unit Award Agreement entered into on August 9, 2021. For the avoidance of doubt, except as set forth in this Section 2(b), your entitlements in respect of any equity-based awards shall be governed by the terms and conditions of the applicable equity award plan and the applicable award agreements. You understand and agree that the entitlements under Section 1 and this Section 2 are provided in satisfaction of your entitlements to notice of termination, pay in lieu of notice, termination pay, and severance pay under the Employment Agreement, any employee benefit plan sponsored by the Company or any of its affiliates, applicable law or otherwise. You shall not be entitled to any other payments or benefits under the Employment Agreement, except as specifically provided herein. 3. Clawback Policy. You understand and agree that any cash, equity or equity-based compensation paid or provided pursuant to Section 2 of this Letter Agreement is subject to the terms and conditions of Cronos Group’s Clawback Policy in effect from time to time, and may be subject to a requirement that such compensation be repaid to the Company after it has been distributed to you.

3 4. Restrictive Covenants; Return of Materials. You hereby affirm that the restrictive covenants and other post-employment obligations contained in the Employment Agreement are and shall remain in effect and enforceable in accordance with the terms of the Employment Agreement, and you hereby reaffirm the existence and reasonableness of those obligations (including, without limitation, any non-disclosure and non-disparagement obligations, and any non-competition, and non-solicitation restrictions). 5. Indemnity Agreement. Cronos Group hereby affirms that the Indemnity Agreement between you and Cronos Group shall remain in effect in accordance with its terms following the Separation Date, including with respect to maintenance of directors’ and officers’ liability insurance in accordance with the terms of the Indemnity Agreement. 6. Deductions and Withholdings. You understand and agree that the Company shall make such deductions and withholdings from your remuneration and any other payments or benefits provided to you pursuant to this Letter Agreement as may be required by law. 7. Amendments. This Letter Agreement may only be amended by written agreement executed by the Company, Cronos Group and you. 8. Independent Legal Advice. You acknowledge that you have been encouraged to obtain independent legal advice regarding the execution of this Letter Agreement, and that you have obtained such advice. 9. Expenses. All costs, fees and expenses incurred in connection with this Letter Agreement and the transactions contemplated by this Letter Agreement including all costs, fees and expenses of representatives of the parties hereto, shall be paid by the party incurring such cost, fee or expense. 10. Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by electronic transmission, including in portable document format (.pdf), shall be deemed as effective as delivery of an original executed counterpart of this Letter Agreement.

[Signature Page to Letter Agreement] If you agree that this Letter Agreement correctly memorializes our understandings, please sign and return this Letter Agreement, which shall become a binding agreement as of the Effective Date. Sincerely, CRONOS GROUP INC. By: Name: Mike Gorenstein Title: President, Chief Executive Officer and Chairman of the Board of Directors CRONOS USA CLIENT SERVICES LLC By: Cronos Group Inc., its sole member By: Name: Mike Gorenstein Title: President, Chief Executive Officer and Chairman of the Board of Directors Accepted and Agreed: ROBERT MADORE

[Signature Page to Letter Agreement] If you agree that this Letter Agreement correctly memorializes our understandings, please sign and return this Letter Agreement, which shall become a binding agreement as of the Effective Date. Sincerely, CRONOS GROUP INC. By: Name: Mike Gorenstein Title: President, Chief Executive Officer and Chairman of the Board of Directors CRONOS USA CLIENT SERVICES LLC By: Cronos Group Inc., its sole member By: Name: Mike Gorenstein Title: President, Chief Executive Officer and Chairman of the Board of Directors Accepted and Agreed: ROBERT MADORE DocuSign Envelope ID: 2B62FBBF-4F89-4124-A1E6-DFBC55862B4F